EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Silk Botanicals.Com, Inc.

We hereby consent to the use in the 4th Amendment of the Registration Statement on Form 10SB of our report dated August 11, 1999, except for Note 6, as to which the date is January 12, 2000, relating to the financial statements of Silk Botanicals.Com, Inc.

                                                Sweeney, Gates & Co.

Fort Lauderdale, Florida
March 10, 2000